Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-3, pertaining to U.S. Wireless Data, Inc. of our report dated September 8, 2000, with respect to the financial statements of U.S. Wireless Data, Inc. for the years ended June 30, 1999 and 2000, included in its Annual Report on Form 10KSB for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                                                                                   /s/ M.R. Weiser & Co. LLP

New York, New York
December 14, 2000